As filed with the Securities and Exchange Commission on January 21, 1997
                                               Registration No. 333-____________
-------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          NIHON AMWAY KABUSHIKI KAISHA
             (Exact name of registrant as specified in its charter)
                               AMWAY JAPAN LIMITED
                 (Translation of Registrant's name Into English)

           JAPAN                                                1-13156
(State or other jurisdiction of                          (Commission File No.)
incorporation or organization)


        ARCO Tower, 8-1, Shimomeguro 1-chome, Meguro-ku, Tokyo 153, Japan
           (Address of Principal Executive Offices Including Zip Code)

                              AMWAY CORPORATION
                        PROFIT-SHARING AND 401(K) PLAN
            (Exact name of registrant as specified in its charter)

                            c/o Amway Corporation
                               Human Resources
                           7575 Fulton Street, East
                             Ada, Michigan 49355
                   (Address of Principal Executive Offices)

                                AMWAY CORPORATION
                         PROFIT-SHARING AND 401(K) PLAN

                            (Full title of the plan)

                             Craig N. Meurlin, Esq.
                    Senior Vice President and General Counsel
                                Amway Corporation
                            7575 Fulton Street, East
                               Ada, Michigan 49355
                     (Name and address of agent for service)

                                 (616) 787-6000

          (Telephone number, including area code, of agent for service)

                       CALCULATION OF REGISTRATION FEE(1)

============================================================================================================================
                                                                                     Proposed
                                                          Proposed                    maximum
Title of securities           Amount to be            maximum offering          aggregate offering             Amount of
to be registered               registered            price per share (2)             price (2)             registration fee
============================================================================================================================
Common Stock, no
par value per share          226,000 shares(3)     $30.31                     $6,850,060                 $2,076
============================================================================================================================

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan(s) described herein.

(2) Estimated solely for calculating the amount of the registration fee, pursuant to paragraphs (c) and (h) of Rule 457 of the General Rules and Regulations under the Securities Act, on the basis of the average of the high and low sale prices in yen of such securities on the Japanese Over-the-Counter market on January 14, 1997, which date is within five business days prior to filing. Such yen price was converted to U.S. dollars at (Yen) 116.48 = U.S. $1.00, the approximate exchange rate prevailing on January 14, 1997.

(3) A separate registration statement on Form F-6 (Registration No. 33-78994) has been filed with respect to the American Depositary Shares evidenced by American Depositary Receipts issuable upon deposit of shares of Common Stock.

                        Exhibit Index Appears on Page 7

                               Page 1 of 7 Pages

                                     PART II

         This Registration Statement relates to 226,000 shares of Common Stock, no par value per share (the "Common Stock"), of Amway Japan Limited (the "Registrant"), being registered for use under Amway Corporation's Profit-Sharing and 401(k) Plan, as amended and restated as of January 1, 1997 (the "Plan"). The Common Stock registered hereunder may be issued under the Plan in the form of American Depositary Shares, each representing one-half of one share of Common Stock ("ADSs").

Item 3.  Incorporation of Documents by Reference
         ---------------------------------------

         The following documents previously filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference: (i) the Registrant's Annual Report on Form 20-F for the fiscal year ended August 31, 1996 (File No. 1-13156); (ii) the Registrant's Interim Report on Form 6-K for the quarter ended November 30, 1996 (File No. 1-13156); and
(iii) the description of the Common Stock and ADSs contained in the Registration Statement on Form 8-A of the Registrant filed on June 29, 1994 (File No. 1-13156) and reports filed for the purpose of updating that description.


         To the extent designated therein certain Reports on Form 6-K and all other documents subsequently filed by the Registrant or the Plan pursuant to Sections 13(a), 13(c) and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be part hereof from the date of filing of such documents.

Item 4.  Description of Securities
         -------------------------

         Not applicable. (Class of securities to be offered is registered under Section 12 of the Securities Exchange Act of 1934.)

Item 5.   Interests of Named Experts and Counsel

         None.

Item 6.  Indemnification of Directors and Officers
         -----------------------------------------

         Articles 254 and 280 of the Commercial Code make the provisions of
Section 10, Chapter 2, Book III of the Civil Code applicable to the relationship between the Company and its directors and statutory auditors, respectively.
Section 10, among other things, provides in effect that:

         (1) Any director or statutory auditor of a company may demand advance payment of expenses which are considered necessary for the management of the affairs of such company entrusted to him;

         (2) If a director or a statutory auditor of a company has defrayed any expenses which are considered necessary for the management of the affairs of such company entrusted to him, he may demand reimbursement therefor from the company;

         (3) If a director or a statutory auditor has assumed an obligation necessary for the management of the affairs entrusted to him, he may require the company to perform it in his place or, if it is not due, to furnish adequate security;

         (4) If a director or a statutory auditor, without any fault on his part, sustains damage through the management of the affairs entrusted to him, he may demand compensation therefor from the company; and

                               Page 2 of 7 Pages

         (5) Notwithstanding the above subparagraphs (1) through (4), the company shall not make any advance payment or reimbursement of expenses nor any indemnification for liability of a director or statutory auditor of the company in any threatened, pending or completed action or suit, including all appeals, except that the company may purchase and maintain insurance on behalf of the director or statutory auditor of the company against any liability asserted against him provided that the company shall not purchase and maintain insurance for any liability, costs and expenses incurred by him when he shall have been fully adjudged to be liable for negligence or misconduct in the performance of his duty to the company in shareholder derivative actions.

Item 7.   Exemption from Registration Claims
          ----------------------------------

          Not Applicable.

Item 8.   Exhibits
          --------

          4.1 Amway Corporation Profit-Sharing and 401(k) Plan, as amended and restated as of January 1, 1997

          23(a) Consent of Deloitte Touche Tohmatsu

          24    Power of Attorney

The undersigned Registrant hereby undertakes to submit the Plan to the Internal Revenue Service (the "IRS") in a timely manner in order to obtain a determination letter that the Plan is qualified under Section 401 of the Internal Revenue Code and to make any changes in the Plan required by the IRS in order to issue such a determination letter.

Item 9.   Undertakings
          ------------

          (a)  The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                    Statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                    (ii) To reflect in the prospectus any facts or events
                         arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b)) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                   (iii) To include any material information with respect to
                         the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

               PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                               Page 3 of 7 Pages

                    (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

               (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



                               Page 4 of 7 Pages

                                   SIGNATURES

         THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Tokyo, Japan, on January 17, 1997.

                                          AMWAY JAPAN LIMITED

                                      By: /s/ Richard S. Johnson
                                         --------------------------------------
                                          Richard S. Johnson
                                          President and Representative Director

         THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the Plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Ada, State of Michigan, on January 17, 1997.

                                          AMWAY CORPORATION PROFIT-SHARING
                                          AND 401(K) PLAN

                                  By:     Amway Corporation, as Plan
                                          Administrator

                                  By:     /s/ Dwight Sawyer
                                          ---------------------------------
                                          Dwight Sawyer
                                          Vice President-Human Resources

                               Page 5 of 7 Pages

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

             Signature                                      Title                                           Date
             ---------                                      -----                                           ----
        *                                    President; Representative Director                      January 17, 1997
------------------------------------------   (Chief Executive Officer)
Richard S. Johnson

        *                                    Vice President and Chief Financial                      January 17, 1997
------------------------------------------   Officer; Director (Chief Financial
Yoshizo Matsushita                           and Accounting Officer)


        *                                    Director                                                January 17, 1997
------------------------------------------
Richard M. DeVos, Jr.

        *                                    Director                                                January 17, 1997
------------------------------------------
Stephen A. Van Andel

        *                                    Director                                                January 17, 1997
------------------------------------------
Tomiaki Nagase

        *                                    Director                                                January 17, 1997
------------------------------------------
Takashi Kure

        *                                    Director                                                January 17, 1997
------------------------------------------
Hitoshi Tsurumoto

        *                                    Director                                                January 17, 1997
------------------------------------------
Noboru Makino

        *                                    Director                                                January 17, 1997
------------------------------------------
Nobuyuki Nakahara


        *                                    Director                                                January 17, 1997
------------------------------------------
Yoshikazu Takaishi

/s/ Craig N. Meurlin                         Authorized U.S. Representative                          January 17, 1997
------------------------------------------
Craig N. Meurlin

         * Craig N. Meurlin, the undersigned attorney-in-fact, by signing his name hereto, does sign and execute this Registration Statement on behalf of the above-named officers and directors pursuant to a power of attorney filed with the Securities and Exchange Commission as Exhibit 24 to this Registration Statement.

January 17, 1997                            By:   /s/ Craig N. Meurlin
                                                  --------------------
                                                  Craig N. Meurlin
                                                  Attorney-in-Fact

                               Page 6 of 7 Pages

                                  EXHIBIT INDEX
                                  -------------

                                                                                                             Pagination by
                                                                                                               sequential
   Exhibit                                              Exhibit                                                numbering
   Number                                             Description                                               system
   ------                                             -----------                                               ------

     4.1        Amway Corporation Profit-Sharing and 401(k) Plan, as amended and restated
                as of January 1, 1997

    23(a)       Consent of Deloitte Touche Tohmatsu

     24         Power of Attorney


                               Page 7 of 7 Pages